Perpetual Sports, LLC
21001 N. Tatum Blvd Ste 1630-524
Phoenix, AZ 85050
630-776-9006
darryl@perpetual1.com

Invoice To:
Gold Rock Holdings, Inc. c/o Loot8, Inc.
2020 General Booth Boulevard Suite 230
Virginia Beach, VA 23454
757-306-6090
rich@yesinternational.com

Sponsorship Period: Feb 13, 2024 – Feb 12, 2025
Sponsorship For: University of Houston Basketball Team

Invoice Date: Feb 13, 2024
Due Date: Mar 13, 2024 (net 30)
Invoice Number: 0001

Summary of Sponsorship Commitment

Description	Total Commitment	Monthly Payment	Months	Total Paid Till Date
Paid Sponsorship for the University of Houston	$125,000	$10,416.66	12	$0

Payment Instructions:
Please make all payments to the following account:

- Bank Name: Bank of America
- Account Number: 457029817364
- Routing Number: 026009593

Please use Perpetual Sports, LLC and invoice number as the payment reference.

Purpose:
- This invoice represents an agreement entered by Gold Rock Holdings, Inc. for the sponsorship of the University of Houston's basketball team, to be divided equally between Perpetual Sports and Loot8, Inc. a subsidiary of GRHI.
- The total sponsorship commitment is $250,000, with each party responsible for $125,000, paid in monthly installments of $10,416.66 over 12 months.
- Please ensure payments are made by the due date to support the ongoing success of the engagement with the University of Houston's basketball team.
- If you have any questions concerning this invoice, please contact Darryl Woods 630-776-9006.

Thank You for Your Support!

Gold Rock Holdings, Inc. c/o Loot8, Inc.
[redacted]
Marcus Daley, CEO
Feb 13, 2024

Perpetual Sports, LLC
[redacted]
Authorized Representative:
Feb 13, 2024